EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------
                               DECEMBER 31, 2000
                               -----------------


                                                           State or Country
                      Name                                 of Incorporation
                      ----                                 ----------------

Domestic
--------
    A H Investments Ltd.                                      Delaware
    Ayerst-Wyeth Pharmaceuticals Incorporated                 Delaware
    Cyanamid International Corporation Limited                Delaware
    Genetics Institute, Inc.                                  Delaware
    Greenwich Holdings Inc.                                   Delaware
    MDP Holdings, Inc.                                        Delaware
    Route 24 Holdings, Inc.                                   Delaware
    American Cyanamid Company                                 Maine
    Wyeth-Ayerst International Inc.                           New York
    Wyeth-Ayerst Pharmaceuticals, Inc.                        New York
    Wyeth-Ayerst Lederle, Inc.                                Puerto Rico
    Wyeth-Whitehall Pharmaceuticals, Inc.                     Puerto Rico
    Berdan Insurance Company                                  Vermont


Foreign
-------
    Laboratorios Wyeth-Whitehall Ltda.                        Brazil
    Wyeth-Ayerst Canada Inc.                                  Canada
    John Wyeth & Brother Limited                              England
    Wyeth-Lederle                                             France
    Wyeth-Pharma GmbH                                         Germany
    AHP Finance Ireland Limited                               Ireland
    Wyeth Lederle S.p.A.                                      Italy
    Wyeth Lederle Japan, Ltd.                                 Japan
    Wyeth S.A. de C.V.                                        Mexico
    AHP Manufacturing B.V.                                    Netherlands
    Wyeth Philippines, Inc.                                   Philippines
    Wyeth Lederle Portugal (Farma), Lda.                      Portugal
    Wyeth Nutritionals (Singapore) Pte. Ltd.                  Singapore
    Wyeth Pharmaceuticals (Singapore) Pte. Ltd.               Singapore
    Cyanamid Iberica, S.A.                                    Spain
    Wyeth Lederle Nordiska A.B.                               Sweden
    Dimminaco AG                                              Switzerland
    Cyanamid Taiwan Corporation                               Taiwan

There have been omitted from the above list the names of subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.